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                                                                    EXHIBIT 23.3

WILLIAMSON PETROLEUM CONSULTANTS, INC.

HOUSTON

MIDLAND

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     As independent petroleum engineers, Williamson Petroleum Consultants, Inc. (Williamson) hereby consents to the use by Chesapeake Energy Corporation of our report entitled "Evaluation of Oil and Gas Reserves to the Interests of Chesapeake Energy Corporation in Certain Properties, Effective June 30, 1996, for Disclosure to the Securities and Exchange Commission, Williamson Project 6.8400" dated September 13, 1996 and to the references to our firm included in or made part of the Registration Statement on Form S-3 of Chesapeake Energy Corporation to be filed with the Securities and Exchange Commission on or about October 28, 1996. We also consent to the incorporation by reference of this consent and the Form S-3 into a subsequent registration statement relating to the foregoing offering to be filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933.

                                            WILLIAMSON PETROLEUM
                                            CONSULTANTS, INC.

                                            Williamson Petroleum Consultants,
                                            Inc.

Houston, Texas
October 25, 1996

1010 Lamar Street
Suite 1000
Houston, Texas
77002-6314
713.658.8278
FAX 713.658.0218